UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2012

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of the Shareowners of UIL Holdings was held on May 15, 2012.  The following matters were submitted to vote:  (1) election of the Board of Directors for the year, until the 2013 Annual Meeting, (2) ratification of the selection of PricewaterhouseCoopers LLP as UIL Holdings’ independent registered public accountants for 2012 and (3) non-binding advisory vote to approve the compensation of the named executive officers.

All of the nominees for election as Directors listed in UIL Holdings’ proxy statement for the meeting were elected, by the following votes:

	Number of Shares
			Broker
Nominee	For	Withheld	Non-Votes
Thelma R. Albright	33,033,625	590,245	8,950,468
Arnold L. Chase	29,924,913	3,698,957	8,950,468
Betsy Henley-Cohn	32,300,393	1,323,477	8,950,468
Suedeen Kelly	32,497,963	1,125,907	8,950,468
John L. Lahey	33,036,069	587,801	8,950,468
Daniel J. Miglio	32,280,551	1,343,319	8,950,468
William F. Murdy	32,286,569	1,337,301	8,950,468
Donald R. Shassian	33,226,822	397,048	8,950,468
James P. Torgerson	33,035,115	588,755	8,950,468

The selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the books and affairs of UIL Holdings for the fiscal year 2012 was ratified by the following vote:

Number of Shares
For	Against	Abstained
42,019,003	426,991	128,344

The compensation of the named executive officers was approved by the following non-binding advisory vote:

Number of Shares
			Broker
For	Against	Abstained	Non-Votes
31,364,814	1,690,001	569,055	8,950,468

Item 8.01	Other Events.

On May 15, 2012, UIL Holdings issued a press release announcing that its Board of Directors declared a quarterly dividend of $0.432 per share on its common stock.  This dividend is payable July 2, 2011 to shareowners of record at the close of business on June 18, 2012.

A copy of the Registrant's press release discussing the dividend, among other items, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits – The following exhibit is filed as part of this report:

99.1	Press release, dated May 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant
Date: 5/16/12	By	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press release, dated May 15, 2012.